EXHIBIT 99.1

VASCO REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS - ACHIEVED FOURTH CONSECUTIVE QUARTER OF PROFIT AND POSITIVE OPERATING CASH FLOW - REPORTED RECORD NET INCOME FOR FULL YEAR.

Q4 2003 AND FULL-YEAR REVENUES INCREASE 83% AND 32%, RESPECTIVELY, COMPARED TO PRIOR YEAR; Q4 2003 NET INCOME FROM CONTINUING OPERATIONS OF $0.2 MILLION COMPARED TO NET LOSSES OF $1.9 MILLION IN Q4 2002; FULL YEAR 2003 NET INCOME FROM CONTINUING OPERATIONS OF $0.8 MILLION COMPARED TO NET LOSSES OF $5.1 MILLION IN 2002. BACKLOG FOR FIRM ORDERS TO BE SHIPPED IN Q1 2004 AT $5.2 MILLION.

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, February 12, 2004 - VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com), a global provider of security products that enable e-business and e-commerce, today announced financial results for the fourth quarter and full year 2003. The results being reported for 2002 have been restated to report the activities of the VACMAN Enterprise business unit, which was sold during the third quarter of 2003, as a discontinued operation.

Revenues for the fourth quarter of 2003 were $6,196,000 and were $2,805,000, or 83% better than the $3,391,000 reported for the fourth quarter of 2002. Revenues for the full year ended December 31, 2003 were $22,866,000 and were $5,496,000, or 32% better than the $17,370,000 reported for the full year 2002.

Operating income for the fourth quarter of 2003 was $365,000 and compares to an operating loss of $2,008,000 for the same period in 2002. Operating income for the full year ended December 31, 2003 was $1,124,000 and compares to an operating loss for the full year ended December 31, 2002 of $4,713,000. Operating expenses for the fourth quarter of 2003 were $3,548,000, a decrease of $627,000 or 15% from $4,175,000 for the same period in 2002. Operating expenses for the full year ended December 31, 2003 were $12,732,000, a decrease of $2,191,000 or 15% from $14,923,000 for the full year ended December 31, 2002.

The Company reported net income from continuing operations of $235,000 and $761,000 for the quarter and full year ended December 31, 2003, respectively, compared to net losses from continuing operations of $1,908,000 and $5,108,000 for the quarter and full year ended December 31, 2002, respectively. Net income from total operations was $265,000 and $2,756,000 for the quarter and full year ended December 31, 2003, respectively and compares to a net loss from total operations of $1,899,000 and $4,539,000 for the quarter and full year ended December 31, 2002, respectively.

Income per basic and diluted common share from total operations was $0.01 for the fourth quarter 2003 and compares to a loss per basic and diluted common share of $0.08 for the comparable period in 2002. The Company reported a loss per basic and diluted common share of $0.06 from total operations for the full year 2003 compared to a loss per basic and diluted common share of $0.20 for the full year 2002. The loss per basic and diluted common share for the full year 2003 included a non-cash charge of $3,720,000 or $0.12 per share associated with the beneficial conversion option included in the Series D 5% Cumulative Convertible Voting Preferred Stock issued in the third quarter of 2003.
The company revised its third quarter 2003 results to reflect a deemed dividend under EITF 98-5 relating to the issuance of its Series D Convertible Preferred Stock during the quarter and will file an amended Form 10-Q as soon as practicable. The change resulted in a reduction in net income available to common shareholders of $3,720,000 and a reduction in net income (loss) per common share. Net income per common share was reduced from $0.04 and $0.06 for the quarter and nine-months ended September 30, 2003, respectively, to a net loss of $0.08 and $0.06 per common share, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA or operating cash flow) from continuing operations were $348,000 and $2,299,000 for the fourth quarter and the full year of 2003, respectively, and compares with a loss before these items of $1,602,000 and $3,510,000 in the fourth quarter and full year of 2002, respectively.

The Company had a cash balance at December 31, 2003 of $4,817,000 compared to $5,524,000 at September 30, 2003 and $2,616,000 and December 31, 2002.

"The results of the fourth quarter of 2003 reflect the continued focus on executing our plan," said Ken Hunt, VASCO's Chief Executive Officer. "At this time last year, we fine tuned VASCO's focus on its core business, worked closely with our strategic customers to ensure that we could meet their needs in 2003, reviewed our expense base to ensure that only those activities related to the core business were carried forward into 2003 and analyzed our balance sheet to make sure that we were optimizing our cash flow. The results achieved in 2003 demonstrate that the strategy was sound and the plan was executed successfully. In 2003, we were profitable in each quarter, achieved record profits for the full year, generated positive operating cash flows in each quarter of the year, and restructured our balance sheet to eliminate all debt. We are now well positioned to focus on future growth."

"I am very pleased with the results achieved this year," stated Jan Valcke, President and COO. "The results reflect the hard work of our staff in looking for ways to make our processes more efficient and eliminate costs. It also reflects the broad acceptance of our products in the market place. During the fourth quarter we added 130 new customers, which brings the total new customers for 2003 up to 572. As mentioned before, these customers often start off as pilots and serve as an important source of future revenues as they implement their strategies fully. We also made significant progress in developing new products that we believe will serve our existing customers well and provide us with new opportunities in the future."

Cliff Bown, Executive Vice President and CFO added, "The financial position of the Company improved substantially in 2003. Cash balances improved $2.2 million, from $2.6 million at the end of 2002 to $4.8 million at the end of 2003, all of the Company's term debt was repaid in full and working capital increased approximately $5.8 million, from a deficit of $0.6 million at December 31, 2002 to a surplus of $5.2 million at the end of 2003. The improvement was a direct result of the strong operating performance, including the four consecutive quarters of positive operating cash flow, the reduction in days sales outstanding in accounts receivable, from approximately 73 days at the end of 2002 to 37 days at the end of 2003, and the equity financing that was completed in the third quarter."

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                     ( IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED       FOR THE YEARS ENDED
                                                                   DECEMBER 31             DECEMBER 31
                                                               --------------------    --------------------
                                                                2002         2003        2002        2003
                                                               --------    --------    --------    --------
Net revenues                                                   $  3,391    $  6,196    $ 17,370    $ 22,866
Cost of goods sold                                                1,224       2,283       7,160       9,010
                                                               --------    --------    --------    --------
Gross profit                                                      2,167       3,913      10,210      13,856

Operating costs:
    Sales and marketing                                           1,862       2,398       7,602       6,987
    Research and development                                        651         217       2,525       2,281
    General and administrative                                    1,359         932       4,526       3,423
    Non-cash compensation (recovery)                                (17)          1         (50)         41
    Restructuring expenses                                          320          --         320          --
                                                               --------    --------    --------    --------
       Total operating costs                                      4,175       3,548      14,923      12,732
                                                               --------    --------    --------    --------
Operating income (loss) from continuing operations               (2,008)        365      (4,713)      1,124
Interest income (expense), net                                      (31)         39        (270)        (80)
Other income (expense), net                                         131        (261)         15         114
                                                               --------    --------    --------    --------
Income (loss) from continuing operations before income taxes     (1,908)        143      (4,968)      1,158
Provision (benefit) for income taxes                                 --         (92)        140         397
                                                               --------    --------    --------    --------
Net income (loss) from continuing operations                     (1,908)        235      (5,108)        761
Discontinued operations:
     Income (loss) from discontinued operations, net of tax           9         191         569         638
     Gain on sale of discontinued operations, net of tax             --        (161)         --       1,357
                                                               --------    --------    --------    --------
Net income (loss)                                                (1,899)        265      (4,539)      2,756
Preferred stock beneficial conversion option                         --          --          --      (3,720)
Preferred stock accretion/dividends                                (291)       (101)     (1,164)       (751)
                                                               --------    --------    --------    --------
Net income (loss) available to common shareholders             $ (2,190)   $    164    $ (5,703)   $ (1,715)
                                                               ========    ========    ========    ========
Basic and diluted net income (loss) per common share:
    Income (loss) from continuing operations                   $  (0.08)   $     --    $  (0.22)   $  (0.13)
    Income (loss) from discontinued operations                       --          --        0.02        0.07
                                                               --------    --------    --------    --------
          Net income (loss)                                    $  (0.08)   $   0.01    $  (0.20)   $  (0.06)
                                                               ========    ========    ========    ========
Weighted average common shares outstanding (in thousands):
   Basic                                                         28,262      30,424      28,348      29,270
                                                               ========    ========    ========    ========
   Diluted                                                       28,262      31,315      28,348      29,270
                                                               ========    ========    ========    ========


                     VASCO DATA SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                     DECEMBER 31, DECEMBER 31,
                                                        2002         2003
                                                      --------    --------
ASSETS
CURRENT ASSETS:
    Cash                                              $  2,616    $  4,817
    Accounts receivable, net of allowance for
     doubtful accounts                                   2,871       2,523
    Inventories, net                                     1,579       1,075
    Prepaid expenses                                       395         476
    Other current assets                                   275         767
                                                      --------    --------
         Total current assets                            7,736       9,658

Property and equipment, net                              1,156         882
Intangible assets, net                                   2,160       1,628
Note receivable and investment in SSI                       --       1,132
Other assets                                                81          83
                                                      --------    --------
Total assets                                          $ 11,133    $ 13,383
                                                      ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current maturities of long-term debt              $  3,590    $     --
    Accounts payable                                     1,850       1,698
    Deferred revenue                                       644         386
    Other accrued expenses                               2,238       2,355
                                                      --------    --------
         Total current liabilities                       8,322       4,440

Long-term debt, less current maturities                     --          --

STOCKHOLDERS' EQUITY:
    Series C Convertible Preferred Stock                 9,108          --
    Series D Convertible Preferred Stock                    --       5,786
    Common stock                                            28          30
    Additional paid-in capital                          36,763      47,167
    Accumulated deficit                                (42,608)    (43,693)
    Accumulated other comprehensive income (loss) -
     cumulative translation adjustment                    (480)       (346)
                                                      --------    --------
Total stockholders' equity                               2,811       8,943
                                                      --------    --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 11,133    $ 13,383
                                                      ========    ========

Reconciliation of EBITDA from continuing operations to net income from continuing operations:

                                                                   UNAUDITED
                                             ----------------------------------------------------------
                                                  THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                             -------------  -------------  -------------  -------------
                                             DEC. 31, 2002  DEC. 31, 2003  DEC. 31, 2002  DEC. 31, 2003
                                             -------------  -------------  -------------  -------------
EBITDA                                        $(1,602,000)    $ 348,000      $(3,510,000)    $2,299,000

Interest expense, net                              31,000       (39,000)         270,000         80,000
Tax provision                                          --       (92,000)         140,000        397,000
Depreciation and amortization                     275,000       244,000        1,188,000      1,061,000
                                              -----------     ---------      -----------     ----------
Net income (loss) from continuing operations  $(1,908,000)    $ 235,000      $(5,108,000)    $  761,000
                                              ===========     =========      ===========     ==========

Highlights of the Quarter:

- VASCO's Digipass 800 selected by Mastercard and Barclaycard to be part of the first EMV-project in Europe;

-    VASCO launches Digipass Soft for Sony Ericsson P800;

-    Kasikornbank (Thailand) to offer Digipass 580 to its customers;

-    VASCO presents at AeA Technology Conference;

-    Bank Mandiri (Indonesia) to use VASCO's Digipass 260;

-    VASCO Launches Digipass Pack for Lotus Domino;

-    VASCO Launches VACMAN Middleware 2.1.

Please join us during our upcoming conference call on February 12, 2004, at 10:00 a.m. EDT - 16:00h CET. During the Conference Call, Mr. Ken Hunt, Chairman & CEO, Mr. Jan Valcke, President and COO, and Mr Cliff Bown, CFO, will discuss VASCO's Results for the Fourth Quarter and Full Year ended December 31, 2003. To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 888-424-5801
International:  +1 973-409-9258

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.

ABOUT VASCO: VASCO designs, develops, markets and supports patented "Identity Authentication" products for e-business and e-commerce. VASCO's Identity Authentication software is delivered via its Digipass security products, small "calculator" hardware devices carried by an end user, or in a software format on mobile phones, other portable devices, and PCs. For user access control, VASCO's VACMAN products guarantee that only designated Digipass users get access to the application. VASCO's target markets are the applications and their several hundred million users that utilize fixed passwords as security. VASCO's time-based system generates a "one-time" password that changes with every use, and is virtually impossible to hack, or break. With 10 million Digipass products sold and ordered, VASCO has established itself as a world-leader for strong Identity Authentication with 250 international financial institutions, approximately 1400 blue-chip corporations, and governments representing more than 60 countries.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

More information is available at www.vasco.com.

For more information contact:

Media: Jochem Binst: +32 2 456 9810, JBINST@VASCO.COM

Investor Relations: Tony Schor, President, Investor Awareness, Inc.:
847-945-2222, TONYSCHOR@INVESTORAWARENESS.COM